Exhibit 10.15

GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

THIS GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY is made as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, this “Grant”), by ACCENTIA BIOPHARMACEUTICALS, INC., a Florida corporation (the “Grantor”) in favor of LV ADMINISTRATIVE SERVICES, INC., a Delaware corporation, as administrative and collateral agent for the Lenders (the “Secured Party”).

W I T N E S S E T H

WHEREAS, as of the date hereof, and pursuant to that certain Term Loan and Security Agreement dated as of November 17, 2010 (as amended, restated, supplemented and/or modified from time to time, the “Security Agreement”) by and among Grantor, the Lenders party thereto and the Secured Party, Grantor has made and delivered to the Lenders certain Secured Term Notes in an aggregate principal amount of $8,800,000 (the “Term Notes”);

WHEREAS, pursuant to the Security Agreement, Grantor has granted a security interest and lien on all of its assets to the Lenders;

WHEREAS, the Grantor (1) has adopted, used, is using, or intends to use the trademarks reflected in the trademark registrations and trademark applications more particularly described on Schedule 1 (whether registered or unregistered with the United States Patent and Trademark Office) annexed hereto as part hereof (the “Trademarks”), (2) has registered or applied for registration in the United States Patent and Trademark Office of the patents more particularly described on Schedule 2 annexed hereto as part hereof (the “Patents”), (3) has adopted, used and is using the copyrights and copyright licenses (whether registered or unregistered with the United States Copyright Office) more particularly described on Schedule 3 annexed hereto as part hereof (the “Copyrights”), and (4) has adopted, used and is using all other intellectual property not covered by the foregoing, including any and all of the following: (i) patents, (ii) trademarks, (iii) copyrights, (iv) patent licenses, (v) copyright licenses, (vi) trade secrets, (vii) all intellectual property rights in or to software, databases and data collections, (viii) know how, and (ix) all domain names, together with all registrations and applications for registration for any of the foregoing (the “Miscellaneous Property” and collectively with the Trademarks, Patents and Copyrights, the “Intellectual Property”); and

WHEREAS, the Grantor wishes to confirm its grant to the Secured Party of a security interest in all right, title and interest of the Grantor in and to the Intellectual Property, and all proceeds thereof, together with the business as well as the goodwill of the business symbolized by, or related or pertaining to the Intellectual Property, and the customer lists and records related to the Intellectual Property and all causes of action which may exist by reason of infringement of any of the Intellectual Property (collectively, the “Collateral”), to secure the satisfaction and discharge of all of Grantor’s obligations under the Security Agreement and the Term Notes (collectively, the “Grantor Obligations”).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged:

1. Capitalized terms used in this Grant but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement or the Term Notes, as applicable.

2. The Grantor does hereby grant to the Secured Party a security interest in the Collateral to secure the full and prompt payment, performance and observance of the Grantor Obligations.

3. The Grantor agrees to perform, so long as the Security Agreement and Term Notes are in effect, all acts deemed necessary or desirable by the Secured Party to permit and assist it, at the Grantor’s expense, in obtaining and enforcing the Intellectual Property in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. The Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact to execute and file any and all agreements, instruments, documents and papers as the Secured Party may determine to be necessary or desirable to evidence the Secured Party’s security interest in the Intellectual Property or any other element of the Collateral, all acts of such attorney-in-fact being hereby ratified and confirmed.

4. The Grantor acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement and the Term Notes, and the rights and remedies set forth herein are without prejudice to, and are in addition to, those set forth in the Security Agreement and the Term Notes. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement or the Term Notes, the provisions of the Security Agreement or the Term Notes, as applicable, shall govern.

5. The Grantor hereby authorizes the Secured Party to file all such financing statements or other instruments to the extent required by the UCC and agrees to execute all such other documents, agreements and instruments as may be required or deemed necessary by the Secured Party, in each case for purposes of effecting or continuing Secured Party’s security interest in the Collateral.

6. This Grant may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. It is understood and agreed that if facsimile copies of this Grant bearing facsimile signatures are exchanged between the parties hereto, such copies shall in all respects have the same weight, force and legal effect and shall be fully as valid, binding, and enforceable as if such signed facsimile copies were original documents bearing original signature.

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IN WITNESS WHEREOF, the undersigned have caused this Grant of Security Interest in Intellectual Property to be executed as of the day and year first above written.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey

Name: Title:	Samuel S. Duffey President

ACCEPTED and AGREED:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name: Title:	Patrick Regan Authorized Signatory

SCHEDULE 1

Trademarks

Accentia Biopharmaceuticals	AU	ACCENTIA BIOPHARMACEUTICALS and Design (Classes 5, 9, 10, 35, 42)	1092275	12/21/05	1092275	12/21/05
Accentia Biopharmaceuticals	EU	ACCENTIA BIOPHARMACEUTICALS and Design (Classes 5 and 10)	004805214	01/22/09	004805214	12/23/05
Accentia Biopharmaceuticals	AU	ACCENTIA BIOPHARMACEUTICALS (Classes 5, 9, 10, 35, 42)	1092274	12/21/05	1092274	12/21/05
Accentia Biopharmaceuticals	EU	ACCENTIA BIOPHARMACEUTICALS (Classes 5, 10, 35)	004805206	12/23/05	004805206	12/23/05
Accentia Biopharmaceuticals	AU	“A” DESIGN ONLY MARK (Classes 5, 9, 10, 35, 42)	1092276	12/21/05	1092276	12/21/05
Accentia Biopharmaceuticals	EU	“A” DESIGN ONLY MARK (Classes 5, 9, 10, 35, 42)	004805222	12/23/05	004805222	12/23/05

SCHEDULE 2

Patents

Revimmune:

Country	Patent	Serial No.	Filing Date
United States	Cyclophosphamide in Combination with Anti-Idiotypic Vaccines	12/818,380	06/18/2010
United States	Method of Identifying Patients Suitable for High-Dose Cyclophophamide Treatment	12/827,773	06/30/2010
United States	Use of High-Dose Oxazaphosphorine Drugs in Combination with Monoclonal Antibodies for Treating Immune Disorders	12/851,110	08/05/2010
Australia	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	2006320162	12/04/2006
Canada	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	2,631,760	12/04/2006
Mexico	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	(not yet assigned)	12/04/2006
Europe	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	06840105.8	12/04/2006
United States	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	11/566,296	12/04/2006
United States	Use of High-Dose Oxazaphosphorine Drugs for Treating Immune Disorders	12/777,729	05/11/2010
United States	Use of High-Dose Post-Transplantation Oxazaphosphorine Drugs for Reduction of Transplant Rejection	12/841,854	07/22/2010
United States	Methods for Safe and Effective Treatment Using Oxazaphosphorine Drugs	12/785,211	05/21/2010
United States	Methods for Providing a System of Care for an Oxazaphosphorine Drug Regimen	12/785,224	05/21/2010
United States	Methods for Providing a System of Care for an Oxazaphosphorine Drug Regimen	12/789,401	05/27/2010

SCHEDULE 3

Copyrights

None